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                                                                       EXHIBIT 1
                                                                              to
                                                                    SCHEDULE 13D

                           JOINT ACQUISITION STATEMENT
                        PURSUANT TO SECTION 240.13d-1(k)


      The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.


Dated: December 12, 2005             DUITCH FAMILY TRUST DATED JANUARY 9, 1989

                                     By:  /s/ Nancy Duitch
                                          ------------------------------
                                          Nancy Duitch, Trustee




                                     By:  /s/ Dennis Duitch
                                          ------------------------------
                                          Dennis Duitch, Trustee




                                     By:  /s/ Nancy Duitch
                                          ------------------------------
                                          Nancy Duitch




                                     By:  /s/ Dennis Duitch
                                          ------------------------------
                                          Dennis Duitch